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                                                                     Exhibit 5.1
                         [Thompson Hine LLP Letterhead]

           , 2002
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Education Funding Capital I, LLC
Six East Fourth Street, Suite 300A
Cincinnati, Ohio 45202

Education Funding Capital Trust - I
c/o Fifth Third Bank
38 Fountain Square Plaza

Re: Education Funding Capital Trust - I, Registration Statement on Form S-4 (No. ______________)

Ladies and Gentlemen:

     We have acted as counsel to Education Funding Capital I, LLC, a Delaware limited liability company (the "Company") and Education Funding Capital Trust-I, a Delaware business trust (the "Issuer") in connection with the Company's and the Issuer's registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the previously issued Auction Rate Education Loan Backed Notes (the "Old Notes") to be exchanged for the new Auction Rate Education Loan Backed Notes (the "New Notes") of the Issuer. Terms used but not defined herein shall have the definitions assigned to such terms in the Registration Statement.

     In the course of rendering this opinion, our review has been limited solely to the following documents or certificates authenticated or certified to our satisfaction:

     (i)  the Registration Statement;

     (ii) Certificate of Trust and the Amended and Restated Trust Agreement attached to the Registration Statement as Exhibits 3.1 and 3.2 respectively;

     (iii) the Certificate of Formation and Limited Liability Company Agreement of the Company attached to the Registration Statement as Exhibits 3.3 and 3.4, respectively;

     (iv) the Indenture of Trust and 2002 Series A1 & B1 Supplemental Indenture of Trust (collectively the "Indenture") attached to the Registration Statement as Exhibits 4.1 and 4.2 respectively; and

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             , 2002
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     (v)  such other documents as we deemed necessary and appropriate under the circumstances.

     In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (of parties other than the Company and the Issuer) on original documents and the conformity to the original documents of all copies submitted to us. We have also assumed the due execution and delivery by and enforceability against the parties thereto (as to all parties other than the Company and the Issuer) of all documents that we have examined where due execution and delivery or enforceability is a prerequisite to the effectiveness thereof. As to various facts material to our opinion, we have relied upon statements or certificates of officers and representatives of the Company. We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We express no opinion with respect to compliance with state securities laws or with respect to any state or federal law relating to fraudulent conveyances.

     Based upon the foregoing examinations and assumptions and subject to the further assumptions, exceptions and qualifications set forth below, it is our opinion that:

     1. When (i) the agreements, documents and certificates that are required to be executed and delivered pursuant to, or are contemplated by, the Indenture in connection with the issuance of the New Notes have been executed and delivered by the applicable parties, (ii) the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture and (iii) one or more global certificates in definitive, fully registered form has been delivered by the Issuer to the Indenture Trustee and deposited by the Indenture Trustee with, and accepted by, The Depository Trust Company, the New Notes will be legally issued and fully paid and will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as follows:

          (A) the enforceability of the New Notes and the Indenture may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws affecting creditors' rights generally, including court decisions interpreting such laws, statutes of limitations and personal jurisdiction;

          (B) the enforceability of the New Notes and the Indenture and the availability of specific performance, injunctive relief and other forms of equitable relief are subject to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

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          (C) no opinion is expressed with respect to the enforceability of any provisions of the New Notes or the Indenture that purport to require payment or reimbursement of attorneys' fees or litigation expenses of another party.

     To the extent that the obligations of the Issuer under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Indenture Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Indenture Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes the legally valid, binding and enforceable obligation of the Indenture Trustee; that the Indenture Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Indenture Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture.

     We are members of the Bar of the State of Ohio and we express no opinion as to matters covered by any laws other than those of the State of Ohio, the federal laws of the United States and the Limited Liability Company Act of the State of Delaware.

     This opinion is provided as a legal opinion only. No opinion may be inferred or implied beyond the matters expressly stated herein. This opinion speaks as of its date only and we disclaim any undertaking or obligation to advise you of changes that hereafter may come to our attention. This opinion is being furnished solely to you and is solely for the benefit of the Indenture Trustee and the holders of the Old Notes. This opinion may not be relied upon for any other purpose, or by any other person, firm or corporation for any purpose, without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                             Very truly yours,